SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   February 26, 1998 (February 11, 1998)




                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in Charter)



            Maryland                   0-20516                         52-1764929
(State or other Jurisdiction   (Commission File Number)     (IRS Employer Identification
      of incorporation)                                                   No.)



                    45 W. Main Street, Westminster, MD 21157
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 857-3401




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

         Effective at the close of business on February 11, 1998, Mason-Dixon Bancshares, Inc. ("Mason-Dixon") acquired substantially all of the assets of, and assumed certain liabilities of, Rose Shanis & Co., Inc., a Maryland corporation, Rose Shanis Sons, Inc., a Maryland corporation, Rose Shanis & Co., a Maryland general partnership, and Stephen Corp., a Maryland corporation (collectively, "Rose Shanis Companies"). A copy of the Asset Purchase Agreement, dated November 26, 1997, as amended on February 11, 1998, and Exhibits thereto, is filed as Exhibits 2.1 and 2.2.

         Prior to the acquisition, Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., and Rose Shanis & Co. were engaged in the consumer finance business. The assets of Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., and Rose Shanis & Co. were acquired by Bay Finance, LLC, a Maryland limited liability company and subsidiary of Mason-Dixon formed for the purpose of effectuating the acquisition, which then changed its name to Rose Shanis Loans, LLC. Stephen Corp. was engaged in the sale of insurance products that are directly related to extensions of credit by the other Rose Shanis Companies. The assets of Stephen Corp. were acquired by Bay Insurance, LLC, a Maryland limited liability company and subsidiary of Mason-Dixon formed for the purpose of that acquisition.

         The consideration paid for the assets was $16,250,000 cash plus the assumption by Bay Finance, LLC of approximately $31,800,000 in scheduled liabilities. The amount of consideration was based on historical earnings of the Rose Shanis Companies. The purchase price is subject to adjustment based on the results of the 1997 year-end audit of the financial statements of the Rose Shanis Companies filed herewith. The cash amount was paid from internally generated funds.

         One of the assumed liabilities of the Rose Shanis Companies was bank debt of $29,000,000 assumed by Bay Finance, LLC and guaranteed by Mason-Dixon. In connection with the assumption of that loan, Mason-Dixon and Bay Finance, LLC entered into a new loan agreement (the "Credit Facility") with three unaffiliated banks, the proceeds of which were used to pay the assumed loan in full. The Credit Facility is a revolving credit facility for up to $38,000,000, secured by all assets of Bay Finance, LLC, guaranteed by Mason-Dixon and matures on June 11, 1998. Proceeds of the financing in excess of the amount of the assumed loan will be used for working capital for Bay Finance, LLC.

Item 5.  Other Events.

         Mason-Dixon has reached agreement in principle for the private sale to a private institutional investor of Senior Notes due 2008 (the "Senior Notes") in the aggregate principal amount of $20,000,000. Mason-Dixon and Mason-Dixon Capital Trust II (the "Trust") have also filed a registration statement with the SEC to register preferred securities of the Trust in the aggregate principal amount of $20,000,000; the proceeds from the sale of the preferred securities will be used to purchase junior subordinated debentures of Mason-Dixon in the aggregate principal amount of $20,000,000. The net proceeds from the sale of the Senior Notes, together with the net proceeds of the sale of junior subordinated debentures in the amount of approximately $19,235,000, will be used by Mason Dixon to repay the outstanding balance of the Credit Facility. All the remaining net proceeds will be used for general corporate purposes, which may include the repayment of indebtedness, investments in or extensions of credit to its subsidiaries and/or the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Mason-Dixon and its subsidiaries and the availability of other funds.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  ROSE SHANIS COMPANIES
                  Independent Auditors' Report                                          F-1
                  Combined Balance Sheets as of December 31, 1997 and 1996              F-2
                  Combined Statements of Income and Retained Earnings
                    (Partners' Capital) as of December 31, 1997, 1996 and 1995          F-4
                  Combined Statements of Cash Flows
                    as of December 31, 1997, 1996 and 1995                              F-5
                  Notes to Combined Financial Statements
                    as of December 31, 1997, 1996 and 1995                              F-7

                  ROSE SHANIS COMPANIES--SUPPLEMENTARY INFORMATION
                  Combined Schedules of Other Expenses
                    as of December 31, 1997, 1996 and 1995                              F-16
                  Combined Schedules of Other Income
                    as of December 31, 1997, 1996 and 1995                              F-17

         (b)      Pro Forma Financial Information.

                  Pro Forma Consolidated Balance Sheet
                    as of December 31, 1997 (unaudited)                                 F-18
                  Pro Forma Consolidated Statement of Income
                    as of December 31, 1997 (unaudited)                                 F-19

         (c)      Exhibits.

                          *2.1      Asset Purchase Agreement, dated November 26, 1997.
                          *2.2      Amendment to Asset Purchase Agreement, dated February 11, 1998.
                          *2.3      Assumption Agreement, dated February 11, 1998.
                          *2.4      Shareholders' Equity Escrow Agreement, dated February 11, 1998.
                          *2.5      Indemnity and Escrow Agreement, dated February 11, 1998.
                          *2.6      Guaranty of Payment Agreement, dated February 11, 1998.
                          *2.7      Loan Agreement, dated February 11, 1998.
                          23.1      Consent of Grabush, Newman & Co., P.A.

------------------------

* Previously filed on Form 8-K dated February 26, 1998 and incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MASON-DIXON BANCSHARES, INC.



Date: April 13, 1998                    By: /s/ Thomas K. Ferguson
                                           Thomas K. Ferguson
                                           President and Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT



The Stockholders and
   Board of Directors
Rose Shanis Companies
Baltimore, Maryland


             We have audited the  accompanying  combined  balance sheets of Rose
Shanis Companies as of December 31, 1997 and 1996, and the related combined statements of income, retained earnings (partners' capital) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rose Shanis Companies as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

             Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained on pages 16 through 17 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                 /s/ Grabush, Newman & Co., P.A.


March 17, 1998

                              ROSE SHANIS COMPANIES

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                                          ASSETS

                                                                            1997                                  1996
                                                ------------------------------------------------------------ --------------

                                                                               Adjustments
                                                 Rose Shanis      Stephen          and          Combined        Combined
                                                  Companies        Corp.       eliminations       total          total
                                                --------------  ------------  -------------- --------------- --------------

FINANCE RECEIVABLES
    Direct cash loans                           $  27,600,060   $         -   $           -  $   27,600,060  $  29,042,109
    Second mortgage real estate loans                 413,559             -               -         413,559        387,637
    Installment sales contracts receivable         18,464,931             -               -      18,464,931     23,570,391
    Accrued interest income                           426,709             -               -         426,709        471,956
                                                --------------  ------------  -------------- --------------- --------------
                                                   46,905,259             -               -      46,905,259     53,472,093
    Less:
       Allowance for loan losses                    2,561,603             -               -       2,561,603      2,156,401
       Unearned finance charges                       109,442             -               -         109,442        204,012
       Acquisition discount                           542,097             -               -         542,097      1,117,881
                                                --------------  ------------  -------------- --------------- --------------

           Net finance receivables                 43,692,117             -               -      43,692,117     49,993,799
                                                --------------  ------------  -------------- --------------- --------------

OTHER ASSETS
    Cash                                              157,056         1,903               -         158,959        381,997
    Accounts receivable - trade                             -       238,927       (207,147)          31,780         35,010
    Loans receivable - combined companies                   -     2,845,019     (2,845,019)               -              -
    Buildings, improvements and equipment,
       net of accumulated depreciation of
       $713,058 and $594,818

                                                      281,807           305               -         282,112        403,827
    Land                                                    -       101,256               -         101,256        101,256
    Intangible assets, net of accumulated
       amortization of $64,745 and                     85,179             -               -          85,179         88,518
       $502,414
    Cash surrender value, life insurance, net
       of policy loans of $14,989 and                   4,817             -               -           4,817         23,456
       $14,140
    Other assets                                       16,072           600               -          16,672        115,555
                                                --------------  ------------  -------------- --------------- --------------

           Total other assets                         544,931     3,188,010     (3,052,166)         680,775      1,149,619
                                                --------------  ------------  -------------- --------------- --------------

              Total assets                      $  44,237,048   $ 3,188,010   $ (3,052,166)  $   44,372,892  $  51,143,418
                                                ==============  ============  ============== =============== ==============





                       See notes to financial statements.

                              ROSE SHANIS COMPANIES

                             COMBINED BALANCE SHEETS

                                   (CONTINUED)

                           DECEMBER 31, 1997 AND 1996



                                       LIABILITIES AND STOCKHOLDERS' EQUITY (PARTNERS' CAPITAL)


                                                                                       1997                                  1996
                                                             --------------------------------------------------------- -------------

                                                                                           Adjustments
                                                              Rose Shanis       Stephen        and          Combined      Combined
                                                               Companies         Corp.     eliminations      total         total
                                                             --------------  ----------- --------------  ------------- -------------

LIABILITIES
    Senior debt                                              $ 29,893,000    $        -   $          -   $ 29,893,000  $ 35,211,000
    Subordinated debt                                             450,000             -              -        450,000       652,000
    Accounts payable and accrued expenses                       1,847,755       278,663      (207,147)      1,919,271     2,380,391
    Dealer reserves                                               482,408             -              -        482,408       596,463
    Deferred compensation                                          11,416             -              -         11,416        10,261
    Unearned insurance commissions                                      -       469,991              -        469,991       563,397
    Loans payable - combined companies                          2,845,019             -    (2,845,019)              -             -
    Commitments and contingencies                                       -             -              -              -             -
                                                             -------------  ------------ --------------  ------------- -------------

           Total liabilities                                   35,529,598       748,654    (3,052,166)     33,226,086    39,413,512
                                                             -------------  ------------ --------------  ------------- -------------

STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
    Common stock                                                    6,067           400              -          6,467         6,467
    Retained earnings and partners' capital                     8,701,383     2,438,956              -     11,140,339    11,723,439
                                                             -------------  ------------ --------------  ------------- -------------

           Total stockholders' equity and partners' capital     8,707,450     2,439,356              -     11,146,806    11,729,906
                                                             -------------  ------------ --------------  ------------- -------------

              Total liabilities and stockholders' equity and
                 partners' capital                           $ 44,237,048   $ 3,188,010  $ (3,052,166)   $ 44,372,892  $ 51,143,418
                                                             =============  ============ ==============  ============= =============





                       See notes to financial statements.

                              ROSE SHANIS COMPANIES

     COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS (PARTNERS' CAPITAL)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                    1997                                1996              1995

                                          -------------------------------------------------------- --------------   ----------------

                                               Rose                   Adjustments
                                              Shanis       Stephen        and          Combined       Combined          Combined
                                            Companies       Corp.     eliminations      total          total             total
                                          -------------- ----------- -------------- -------------- --------------   ----------------

REVENUE
    Interest income                       $   6,965,942  $        -  $           -  $   6,965,942  $   6,823,209    $     6,428,547
    Precomputed finance income                  228,062           -              -        228,062        305,795            494,099
    Interest-bearing finance income           3,675,987           -              -      3,675,987      3,928,596          3,493,325
    Insurance commissions earned                950,028     541,503              -      1,491,531      1,667,698          1,363,968
    Other income                              2,002,880      60,450       (42,000)      2,021,330      1,995,190          1,711,512
                                          -------------- ----------- -------------- -------------- --------------   ----------------

           Total income                      13,822,899     601,953       (42,000)     14,382,852     14,720,488         13,491,451
                                          -------------- ----------- -------------- -------------- --------------   ----------------

EXPENSES
    Interest expense                          2,638,338           -              -      2,638,338      2,641,120          2,674,064
    Provision for loan losses                 2,644,624           -              -      2,644,624      1,110,634            666,714
    Salaries                                  3,543,227     158,225              -      3,701,452      4,355,778          3,897,023
    Other operating expenses                  3,278,286      89,462       (42,000)      3,325,748      2,712,315          2,462,808
                                          -------------- ----------- -------------- -------------- --------------   ----------------

           Total expenses                    12,104,475     247,687       (42,000)     12,310,162     10,819,847          9,700,609
                                          -------------- ----------- -------------- -------------- --------------   ----------------

              Net income                      1,718,424     354,266              -      2,072,690      3,900,641          3,790,842
                                          -------------- ----------- -------------- -------------- --------------   ----------------

RETAINED EARNINGS AND
    PARTNERS' CAPITAL
       Beginning of year                      9,132,099   2,591,340              -     11,723,439     10,814,899          9,973,587
       Partner and shareholder
           distributions                     (2,149,140)   (506,650)             -     (2,655,790)    (2,992,101)        (2,949,530)
                                          -------------- ----------- -------------- -------------- --------------   ----------------

       End of year                        $   8,701,383  $2,438,956  $           -  $  11,140,339  $  11,723,439    $    10,814,899
                                          ============== =========== ============== ============== ==============   ================





                       See notes to financial statements.

                              ROSE SHANIS COMPANIES

                        COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                        1997                 1996                1995
                                                                -------------------- -------------------- -------------------

CASH FLOWS FROM OPERATING
    ACTIVITIES
       Net income                                               $         2,072,690  $         3,900,641  $        3,790,842
                                                                -------------------- -------------------- -------------------
       Adjustments to reconcile net income to
           net cash provided by (used in)
           operating activities
              Depreciation and amortization                                 125,054              138,608             128,392
              Provision for loan losses                                   2,644,624            1,110,634             666,714
              Loss on sale of fixed assets                                        -                 (798)                  -
              Decrease (increase) in
                 Finance mortgage and installment
                     receivables (net of allowances,
                     unearned finance charges and
                     acquisition discount)                                3,611,811           (3,881,425)         (5,346,084)
                 Accounts receivable - trade                                  3,230               (3,774)             (2,999)
                 Accrued interest income                                     45,247              (76,943)                824
                 Cash surrender value - life
                     insurance                                               17,790                 (934)             (2,494)
                 Other assets                                                98,883                7,080             (44,269)
              Increase (decrease) in
                 Mortgage escrow                                                  -                    -             (56,235)
                 Life insurance policy loans                                    849                  800                 756
                 Accounts payable and accrued
                     expenses                                              (461,120)             138,482             175,448
                 Dealer reserves                                           (114,055)               1,911             (58,159)
                 Deferred compensation                                        1,155                1,351                 810
                 Unearned insurance commissions                             (93,406)             (26,062)            (31,555)
                                                                -------------------- -------------------- -------------------

           Total adjustments                                              5,880,062           (2,591,070)         (4,568,851)
                                                                -------------------- -------------------- -------------------

           Net cash provided by (used in)
              operating activities                                        7,952,752            1,309,571            (778,009)
                                                                -------------------- -------------------- -------------------

CASH FLOWS FROM INVESTING
    ACTIVITIES
       Capital expenditures                                                       -             (326,794)           (63,117)
       Disposal of fixed assets                                                   -               13,500                  -

           Net cash used in investing activities                                  -             (313,294)           (63,117)
                                                                -------------------- -------------------- -------------------

                                                                                                                 (continued)






                       See notes to financial statements.

                              ROSE SHANIS COMPANIES

                        COMBINED STATEMENTS OF CASH FLOWS

                                   (CONTINUED)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                        1997                 1996                1995
                                                                -------------------- -------------------- -------------------


CASH FLOWS FROM FINANCING
    ACTIVITIES
       Proceeds of loans payable                                $        1,675,000   $        4,905,000   $       8,485,000
       Repayment of loans payable                                       (7,195,000)          (2,781,000)         (4,850,000)
       Partner and shareholder distributions                            (2,655,790)          (2,992,101)         (2,949,530)
                                                                -------------------- -------------------- -------------------

           Net cash provided by (used in)
              financing activities                                      (8,175,790)            (868,101)            685,470
                                                                -------------------- -------------------- -------------------

           Net increase (decrease) in cash                                (223,038)             128,176            (155,656)

CASH
    Beginning of year                                                      381,997              253,821             409,477
                                                                -------------------- -------------------- -------------------

    End of year                                                 $          158,959   $          381,997   $         253,821
                                                                ==================== ==================== ===================

SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION
       Cash paid during the year for interest                   $        2,665,501   $        2,636,229   $       2,654,919
                                                                ==================== ==================== ===================





                       See notes to financial statements.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The Rose Shanis Companies are finance companies which make direct loans and installment sales contracts with customers throughout the State of Maryland.

              The accompanying financial statements are prepared in all material respects in accordance with generally accepted accounting principles as prescribed in the American Institute of Certified Public Accountants' Audit and Accounting Guide, "Audits of Finance Companies." Accounting principles followed by the Companies relative to material matters are:

              A. Principles of combination - The combined financial statements include the accounts of Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co., (a general partnership) and Stephen Corp. All significant intercompany accounts and transactions have been eliminated.

              Rose Shanis Companies have been combined because they are closely held businesses, owned by one family, and have similar business activities. The majority of Stephen Corp.'s revenue is derived from insurance sold on finance and installment sales contracts receivables made by Rose Shanis Companies. Due to the similar family ownership of Stephen Corp., an insurance agency, its inclusion is required by the audit guide mentioned above.

              B. Direct cash loans consist substantially of interest-bearing, unsecured, direct cash loans with a maximum term of 60 months. However, a significant portion of loans are renewed in less than 12 months. Interest is recognized using the simple interest method. Substantially all of the loans made by Rose Shanis Companies are to individuals who reside in the State of Maryland.

              C. Installment sales contracts receivable have a maximum term of 60 months and, in some cases, a dealer reserve is held to cover potentially doubtful accounts. These contracts either include precomputed finance charges or are interest-bearing as follows:

                   1. Sales finance contracts with finance charges precomputed (add-on method) are issued on contracts sold by third parties. These finance charges are included in the face amount of the receivables as unearned. Most contracts are non-recourse to the third party. Income is recognized as collected using the actuarial (amortization) method.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                   2.   Sales   finance   contracts   may  also  be   issued  as
    interest-bearing on contracts sold by third parties. Interest income is recognized using the simple interest method.

              D. Second mortgage real estate loans consist of interest-bearing real estate secured loans having a maximum term of 60 months.

              Contractual maturities of finance receivables, installment sales contracts receivable and second mortgage real estate loans by year are not presented. The Companies' experience has shown that a substantial portion of the receivables will be renewed or paid in full prior to maturity. Accordingly, maturity presentation would not be meaningful.

              E. Allowance for loan losses - The allowance for loan losses is established through a provision for loan losses charged to expense. Losses are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible because of present conditions, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. The allowance for loan losses is based on estimates and ultimate losses may vary from the current estimates

              Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

              Changes in the allowance for loan losses for the years ending December 31, 1997, 1996 and 1995 were as follows:

                                                                                    Second
                                                                 Installment         mortgage
                                                Finance             sales          real estate
                                              receivables         contracts           loans              Total
                                           ------------------ ----------------- ------------------ -----------------

Balance - December 31, 1994                $         984,916  $        228,884  $          49,955  $      1,263,755
    Provision for loan losses                        671,641            26,609            (31,536)          666,714
    Loans charged off                               (604,423)         (139,581)           (13,939)         (757,943)
    Recoveries                                       258,857             8,292                  -           267,149
                                           ------------------ ----------------- ------------------ -----------------

Balance - December 31, 1995                        1,310,991           124,204              4,480         1,439,675
    Provision for credit losses                      907,981           201,318              1,335         1,110,634
    Loans charged off                               (608,345)          (93,220)                 -          (701,565)
    Recoveries                                       307,657                 -                  -           307,657
                                           ------------------ ----------------- ------------------ -----------------

Balance - December 31, 1996                        1,918,284           232,302              5,815         2,156,401
    Provision for credit losses                    1,266,138         1,378,098                388         2,644,624
    Loans charged off                             (1,715,068)         (804,779)                 -        (2,519,847)
    Recoveries                                       280,425                 -                  -           280,425
                                           ------------------ ----------------- ------------------ -----------------

Balance - December 31, 1997                $       1,749,779  $        805,621  $           6,203  $      2,561,603
                                           ================== ================= ================== =================

              F. Acquisition discount - As part of the Companies' financing of sales finance contracts, the difference between net funds advanced to the dealer and the total amounts to be repaid to the Companies net of unearned finance charges is recorded as acquisition discount and is available to the Companies to charge related receivables against. If not used to offset uncollectible receivables, this acquisition discount is earned as the related receivables are paid off.

              Changes in acquisition discount for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                            1997               1996                1995
                                                     ------------------  -----------------  ------------------

Balance at January 1,                                $       1,117,881   $      1,545,244   $         942,630
Additions applicable to new volume                             222,130            519,305             846,824
Earned discount                                               (200,253)          (340,307)            (45,031)
Finance receivables charged off                               (597,661)          (606,361)           (199,179)
                                                     ------------------  -----------------  ------------------

Balance at December 31,                              $         542,097   $      1,117,881   $       1,545,244
                                                     ==================  =================  ==================

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

              G. Advertising - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

              H. Building, improvements and equipment are stated at cost. Major additions and betterments are charged to the asset accounts while maintenance and repairs, which do not improve or extend the lives of the assets, are expensed currently. Buildings, improvements and equipment at December 31, 1997 and 1996 consisted of the following:

                                            1997                1996
                                      -----------------    ---------------

Automobiles                           $         72,385     $       75,860
Buildings                                       78,038             78,038
Improvements                                   138,612            138,612
Office equipment                               706,135            706,135
                                      -----------------    ---------------
                                               995,170            998,645
Less accumulated depreciation                  713,058            594,818
                                      -----------------    ---------------

     Building, improvements
       and equipment, net             $        282,112     $      403,827
                                      =================    ===============

              I. Depreciation is provided by use of straight-line and declining-balance methods in accordance with Internal Revenue Service requirements which approximate the estimated useful lives of the assets. These methods amortize the cost of the various classes of assets within the periods of expected use. Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $121,715, $47,911 and $38,835, respectively.

              J. Intangible assets - These consist of software payments, a covenant not to compete and capitalized legal fees incurred in relation to the buyout of a shareholder. Amortization is provided by use of the straight-line method over a life of five years. Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $3,339, $90,697 and
    $89,557, respectively.

              K. Dealer reserves - As part of some of the Companies' financing of sales finance contracts, funds are held back from the dealer and recorded as dealer reserves. These funds are available to the Companies to charge related receivables against and are only due back to the dealer if related uncollectible accounts are not available to offset these reserves.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

              Changes in dealer reserves for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                         1997              1996             1995
                                                   -----------------  ---------------  ---------------

Balance at January 1,                              $        596,463   $      594,552   $      652,711
Additions applicable to new volume                          239,501          522,005          113,314
Finance receivables charged off                            (353,556)        (520,094)        (171,473)
                                                   -----------------  ---------------  ---------------

Balance at December 31,                            $        482,408   $      596,463   $      594,552
                                                   =================  ===============  ===============

              L. Deferred compensation - The Companies have a deferred compensation plan with a key employee. The plan stays in force only if the recipient remains continuously in the employ of the Companies until the agreed retirement age, disability, or death. Deferred compensation expense for the years ended December 31, 1997, 1996 and 1995 was $1,155, $1,351 and $810, respectively. The expense is being accrued over a period starting with the date of the agreement through the planned retirement age.

              M. Income recognition - insurance commissions - Stephen Corp. receives commissions as an agent for writing life, accident and health, property and unemployment insurance policies on consumer loans. Commissions received are recorded as unearned insurance commissions and are recognized in income as earned over the terms of the respective policies in the same manner as the insurance company would record such income after deducting losses paid and reserved. Certain other insurance commissions are recognized as income when collected.

              N. Income taxes - No provision for income taxes has been made for Rose Shanis & Co., Inc., Rose Shanis Sons, Inc. and Stephen Corp. due to their elections to operate as tax option "S" corporations. In accordance with these elections, generally all profits and losses generated by operations flow through to the shareholders, who are taxed at the individual level. No provision for income taxes has been made on Rose Shanis & Co., since such taxes are the liability of the individual partners and not of the partnership.

              O. Statement of cash flows - For the purposes of the financial statements, the Companies consider cash-in-bank as cash.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

              P. Use of estimates in preparing financial statements - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

              Q. Reclassifications - Certain accounts in the prior-years financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE - TRADE

              Accounts receivable - trade consisted of the following at December 31, 1997 and 1996:

              a) Insurance premiums receivable of Stephen Corp. are due from Rose Shanis Companies. The insurance premiums payable (to Stephen Corp.) are included in the Rose Shanis Companies' accounts payable.

              b) Contingent commissions receivable represent fees due Stephen Corp. by an insurance company.

                                           1997                      1996
                                    ------------------         ----------------

Accounts receivable            a)   $         207,147          $       243,922
                               b)              31,780                   35,010
                                    ------------------         ----------------

              Total                 $         238,927          $       278,932
                                    ==================         ================

NOTE 3 - FINANCING ARRANGEMENTS

              The financing arrangements of the Companies at December 31, 1997 and 1996 are as follows:

              A. Revolving bank loan, unsecured, interest at the LIBOR rate plus a negotiated premium or the bank's floating prime at Rose Shanis Companies' option, with a maximum line-of-credit of $36,000,000 maturing in February 11, 1998. At the date of maturity, the bank loan was paid off and the bank's line-of-credit was reestablished with the successor company.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 3 - FINANCING ARRANGEMENTS (continued)

              B. Subordinated notes payable, unsecured, with interest rates that average 12% per annum, with maturities of six months.

              C. Notes payable, unsecured, with interest rates that average 12% per annum, with various maturities.

                                                    1997                  1996
                                           ---------------------- --------------------

Senior debt
    A                                      $          29,000,000  $        34,350,000
    C                                                          -               43,000
    C*                                                   893,000              818,000
                                           ---------------------- --------------------

              Total senior debt                       29,893,000           35,211,000
                                           ---------------------- --------------------

Subordinated debt
    B                                                    450,000              652,000
                                           ---------------------- --------------------

              Total subordinated debt                    450,000              652,000
                                           ---------------------- --------------------

                 Total debt                $          30,343,000  $        35,863,000
                                           ====================== ====================

                 * These notes payable are to related parties consisting of officers of the Companies, their family members and employees.

              The revolving bank loans mentioned above contain various restrictions and minimum requirements on the Companies on such items as net income available for fixed charges, subordinated debt, total debt in relation to receivables, and tangible net worth. The Companies have complied with these restrictions as of December 31, 1997, 1996 and 1995 and for the years then ended, except for two covenants at December 31, 1997 for which the Companies received a waiver.

              All the Companies' debt is due within one year of December 31, 1997.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

              The deferred compensation plans provide for aggregate payments of $4,200 per year, but not to exceed $42,000 total payout, upon the key employee's retirement, death or disability. The Companies have partially insured against payments which may be required prior to anticipated payout dates with life insurance of $48,000 less outstanding policy loans.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 4 - COMMITMENTS AND CONTINGENCIES (continued)

              Rose Shanis Companies have operating leases for all their branch offices. All leases have options for renewal and are net leases which require the payment of taxes, insurance and maintenance, etc. by the lessee. Included in rental expense of the Rose Shanis Companies and in other income of Stephen Corp., for the years ended December 31, 1997, 1996 and 1995 are rental payments of $42,000, $43,050, and $46,200, respectively, for rental properties owned by Stephen Corp.

              As noted in Note 7, Rose Shanis Companies sold a substantial portion of their assets and liabilities in 1998. In conjunction with the sale, the Companies were released from all of their lease obligations. Consequently, there are no long-term lease commitments as of December 31, 1997.

              Total net rent expense for the years ended December 31, 1997, 1996 and 1995 was $162,406, $141,817 and $137,023, respectively.

              During 1996, a lawsuit was filed against Rose Shanis Companies, Inc. by a competitor alleging interfering with contracts and economic relationships. The suit seeks compensatory damages of $7.5 million and $8 million in punitive damages. Management is vigorously contesting this suit. It is not possible to determine the probability of loss, if any, at this time.

NOTE 5 - COMMON STOCK

              Common stock of the various Companies consisted of the following at December 31, 1997, 1996 and 1995:

                                                                           Shares
                                         Par          Authorized         issued and
           Common stock                 value           shares           outstanding         Amount
----------------------------------- -------------- ----------------- ------------------- ---------------

Rose Shanis & Co., Inc.               $  No par          1,000              54.0            $  5,400
Rose Shanis Sons, Inc.                       10          1,000              66.7                 667
Stephen Corp.                               100            100               4.0                 400
                                                                                         ---------------

                                                                                            $  6,467
                                                                                         ===============

NOTE 6 - RETIREMENT PLANS

              Rose Shanis Companies have noncontributory profit-sharing plans covering substantially all full-time officers and employees who meet prescribed service requirements. Contributions are at the discretion of the Board of Directors and amounted to $290,000, $311,500 and $289,884 for the years ended December 31, 1997, 1996 and 1996, respectively.

                              ROSE SHANIS COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


NOTE 7 - SUBSEQUENT EVENTS

              On February 11, 1998, Rose Shanis Companies sold a substantial portion of their assets to a bank holding company. In conjunction with the sale, the purchasing company assumed a substantial portion of the Companies' liabilities.

                            SUPPLEMENTARY INFORMATION

                              ROSE SHANIS COMPANIES

                      COMBINED SCHEDULES OF OTHER EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995





                                                                   1997                                   1996             1995
                                      -------------------------------------------------------------- --------------  ---------------

                                           Rose                       Adjustments
                                          Shanis         Stephen          and           Combined        Combined         Combined
                                         Companies        Corp.      eliminations         total          total            total
                                      ---------------  ------------ ---------------  --------------- --------------  ---------------

Advertising                            $      42,103    $    1,880   $           -    $      43,983   $     84,759    $       94,011
Automobile and travel expense                 48,489         2,165               -           50,654         59,887            52,883
Collection expense                           583,474             -               -          583,474        388,923           279,309
Commitment fee                               186,186         8,314               -          194,500        131,251            93,251
Contributions                                  8,722           390               -            9,112          9,003             8,358
Covenant                                           -             -               -                -         85,052            85,052
Data processing                               16,161           722               -           16,883         19,819            24,498
Dealer participation expense                 192,909             -               -          192,909        240,233           277,929
Deferred compensation                          1,106            49               -            1,155          1,351               810
Depreciation and amortization                119,708         5,346               -          125,054         53,556            43,340
Employee benefits                            204,326         9,125               -          213,451        184,778           163,204
Heat, light, power and water                  36,598         1,634               -           38,232         44,822            34,678
Insurance - general                           25,495         1,138               -           26,633         20,158            32,141
Investigation and reports                    168,755             -               -          168,755        173,505           172,433
Legal and accounting                         528,741        23,611               -          552,352         80,481            69,371
Office expense                               130,846         5,843               -          136,689        138,280           112,868
Profit-sharing contribution                  277,603        12,397               -          290,000        311,500           289,884
Rent                                         204,406             -        (42,000)          162,406        141,817           137,023
Repairs and maintenance                        7,970           356               -            8,326         28,734            25,782
Stationery and stamps                        125,355             -               -          125,355        142,133           137,936
Taxes, licenses and dues                      30,219         1,349               -           31,568         30,894            31,240
Taxes - payroll                              244,862        10,934               -          255,796        248,395           226,344
Telephone                                     94,252         4,209               -           98,461         92,984            70,463
                                      ---------------  ------------ ---------------  --------------- --------------  ---------------

             Total other expenses      $   3,278,286    $   89,462   $    (42,000)    $   3,325,748   $  2,712,315    $    2,462,808
                                      ===============  ============ ===============  =============== ==============  ===============

                              ROSE SHANIS COMPANIES

                       COMBINED SCHEDULES OF OTHER INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995





                                                                  1997                                  1996           1995
                                      ------------------------------------------------------------ --------------  -------------

                                                                     Adjustments
                                           Rose         Stephen          and           Combined       Combined       Combined
                                          Shanis         Corp.      eliminations        total          total           total
                                        Companies
                                      --------------  ------------ ---------------  -------------- --------------  -------------

Commission income                      $     49,632    $        -   $           -    $     49,632   $     86,477    $    52,490
Earned acquisition discount                 200,253             -               -         200,253        340,307         45,031
Late charge income                        1,323,216             -               -       1,323,216      1,450,370      1,089,257
Mortgage charge income                        7,794             -               -           7,794            483         14,123
Rental income                                     -        53,800        (42,000)          11,800         12,950         10,350
Other                                       421,985         6,650               -         428,635        104,603        500,261
                                      --------------  ------------ ---------------  -------------- --------------  -------------

     Total other income                $  2,002,880    $   60,450   $    (42,000)    $  2,021,330   $  1,995,190    $ 1,711,512
                                      ==============  ============ ===============  ============== ==============  =============

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

            The following tables set forth certain pro forma combined condensed financial information of Mason-Dixon and the Rose Shanis Companies giving effect to the acquisition accounted for as a purchase. The pro forma combined condensed balance sheet gives effect to the acquisition as of December 31, 1997. The pro forma combined condensed statement of income gives effect to the acquisition as of January 1, 1997. The information in the following tables is not necessarily indicative of the results that would have been achieved had such transaction been consummated on such dates and should not be construed as representative of future operations. Such information is subject to the assumptions set forth in the notes to these Unaudited Pro Forma Financial Statements.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                                  Rose Shanis
                                                Mason-Dixon         Rose           Pro Forma        Pro Forma
(Dollars in thousands)                         Bancshares, Inc.    Shanis         Adjustments     Consolidated
                                               ----------------    ------         -----------     ------------


Assets
   Cash and due from banks..................   $    20,245      $      159       $     (312) (a)    $   20,092
   Interest bearing deposits in other banks            482               -                                 482
   Federal funds sold.......................        17,236               -                              17,236
   Investment securities available for sale.       249,855               -           (6,684) (b)       243,171
   Investment securities held to maturity...       204,045               -                             204,045
   Loans held for sale......................         4,439               -                               4,439
   Loans (net of unearned income)...........       460,391          46,254             (980) (c)       505,665
     Less: Allowance for credit losses......        (5,231)         (2,561)                             (7,792)
                                               -----------      ----------       ----------         ----------
       Loans, net...........................       455,160          43,693             (980)           497,873
   Premises and equipment...................        15,530             383             (131) (d)        15,782
   Other real estate owned..................           685               -                                 685
   Deferred income taxes....................         6,089               -                               6,089
   Mortgage servicing and sub-servicing rights.      3,412               -                               3,412
   Intangible assets........................         2,956              85            5,642  (e)         8,683
   Accrued interest receivable and other assets     12,046              53               (4) (f)        12,095
                                               -----------      ----------       ----------         ----------
        Total Assets.........................  $   992,180      $   44,373       $   (2,469)        $1,034,084
                                               ===========      ==========       ==========         ==========

Liabilities
   Non-interest bearing deposits............   $    89,692      $        -                          $   89,692
   Interest bearing deposits................       561,557               -                             561,557
                                               -----------      ----------                         -----------
     Total deposits.........................       651,249               -                             651,249
   Short-term borrowings....................        97,203          30,343                             127,546
   Long-term borrowings.....................       160,889               -            9,000  (g)       169,889
   Accrued expenses and other liabilities...         7,390           2,884             (323) (h)         9,951
                                               -----------      ----------       ----------         ----------
       Total Liabilities....................   $   916,731      $   33,227       $    8,677         $  958,635
                                               -----------      ----------       ----------        ----------

Stockholders' Equity
   Common Stock.............................         5,077               6               (6) (i)         5,077
   Surplus..................................        35,948               -                              35,948
   Retained earnings........................        32,275          11,140          (11,140) (i)        32,275
   Unrealized appreciation in certain debt
     and equity securities..................         2,149               -                               2,149
                                               -----------      ----------       ----------         ----------
       Total Stockholders' Equity...........        75,449          11,146          (11,146)            75,449
                                               -----------      ----------       ----------         ----------
       Total Liabilities And
         Stockholders' Equity...............   $   992,180      $   44,373       $   (2,469)        $1,034,084
                                               ===========      ==========       ==========         ==========

-------------------------
(a)  Reflects cash paid for dealer reserves not assumed.
(b)  Reduction of securities to fund a portion of the cash purchase price.
(c)  Reflects certain loans not acquired.
(d)  Reflects land and certain fixed assets not acquired.
(e)  Reflects excess of purchase price over net assets acquired ($5,725,000), less intangible assets not acquired ($83,000).
(f)  Cash value of life insurance policies not acquired.
(g)  Reflects an increase of borrowed funds to fund a portion of the cash purchase price.
(h)  Constitutes liability for deferred compensation ($11,000) and certain dealer reserves ($312,000) not assumed.
(i)  Elimination of common stock and retained earnings.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                        Rose Shanis
                                                            Mason-Dixon       Rose       Pro Forma      Pro Forma
(Dollars in thousands except per share data)             Bancshares, Inc.    Shanis     Adjustments   Consolidated
                                                         ----------------    ------     -----------   ------------

Interest Income
   Interest and fees on loans............................     $ 39,011      $12,393     $   (85) (b)    $51,319
   Interest on deposits in other banks...................           23            -           -              23
   Interest on Federal funds sold........................        1,110            -           -           1,110
   Interest and dividends on investment securities:......                                                     0
      Taxable interest on mortgage-backed securities.....       17,579            -           -          17,579
      Other taxable interest and dividends...............        5,063            -        (468) (c)      4,595
      Tax exempt interest and dividends..................        4,649            -           -           4,649
                                                              --------      -------     -------         -------
        Total interest income............................       67,435       12,393        (553)         79,275
                                                              --------      -------     -------         -------
Interest Expense
   Interest on deposits:
      Time certificates of deposit of $100,000 or more           2,168            -           -           2,168
      Other deposits.....................................       22,030            -           -          22,030
                                                              --------      -------     -------         -------
        Total interest on deposits.......................       24,198            0           0          24,198
   Interest on short-term borrowings.....................        4,880        2,638           -           7,518
   Interest on long-term borrowings......................        7,097            -         906 (d)       8,003
                                                              --------      -------     -------         -------
        Total interest expense...........................       36,175        2,638         906          39,719
                                                              --------      -------     -------         -------

        Net interest income..............................       31,260        9,755      (1,459)         39,556
Provision For Credit Losses..............................          138        2,645           -           2,783
                                                              --------      -------     -------         -------
        Net interest income after
          provision for credit losses....................       31,122        7,110      (1,459)         36,773
                                                              --------      -------     -------         -------

Other Operating Income
   Service charges on deposit accounts...................        2,228            -           -           2,228
   Trust Division income.................................        1,471            -           -           1,471
   Gain on sale of securities............................          554            -           -             554
   Gain on sale of mortgage loans........................        1,843            -           -           1,843
   Gain on sale of deposits..............................            -            -           -               0
   Other income..........................................        1,894        1,990           -           3,884
                                                              --------      -------     -------         -------
        Total other operating income.....................        7,990        1,990           0           9,980
                                                              --------      -------     -------         -------
Other Operating Expenses
   Salaries and employee benefits........................       16,109        4,460           -          20,569
   Net occupancy expenses................................        2,533          224           -           2,757
   Equipment expenses....................................        1,654          125           -           1,779
   Legal and professional fees...........................        1,078          552          80  (e)      1,710
   FDIC insurance expense................................           78            -           -              78
   Outside data processing expense.......................        1,068           17           -           1,085
   Amortization of mortgage sub-servicing rights.........          415            -           -             415
   Amortization of other intangible assets...............          444            -         573  (f)      1,017
   Other expenses........................................        3,412        1,649           -           5,061
                                                              --------      -------     -------         -------
        Total other operating expenses...................       26,791        7,027         653          34,471
                                                              --------      -------     -------         -------

Income Before Taxes......................................       12,321        2,073      (2,112)         12,282
Applicable Income Taxes..................................        3,162          808 (a)    (824) (g)      3,146
                                                              --------      -------     -------         -------
Net Income...............................................     $  9,159      $ 1,265     $(1,288)        $ 9,136
                                                              ========      =======     =======         =======
Per Share Data
   Net Income Per Common Share (Basic)...................     $   1.77                                  $  1.76
                                                              ========                                  =======
   Net Income Per Common Share (Diluted).................     $   1.77                                  $  1.76
                                                              ========                                  =======
--------------------------

(a) Reflects the income tax expenses attributable to the pretax earnings of Rose Shanis at the marginal tax rate of Mason-Dixon (39%).
(b) Reflects the reduction of interest income attributable to certain assets not acquired.
(c) Reflects the loss of interest income attributable to the reduction in securities necessary to fund a portion of the cash purchase price ($6,684,000 @ 7%).
(d) Reflects the increase in interest expense attributable to the cash borrowed to fund a portion of the purchase price ($9,000,000 @ 10.07%).
(e) Reflects the estimated amortization of merger related expenses using the straight-line method over 5 years.
(f) Reflects the amortization of the excess of the purchase price over net assets acquired (goodwill) using the straight-line method over 10 years.
(g)    Reflects the income tax expense  attributable  to adjustments (b) through
       (f) at the marginal tax rate of Mason-Dixon (39%).

                                  EXHIBIT 23.1












Board of Directors
Mason-Dixon Bancshares, Inc.


                  We hereby consent to the inclusion of our report dated March 17, 1998, relating to the combined financial statements with supplementary information and independent auditors' report of the Rose Shanis Companies in this Current Report on Form 8-K/A.

                                              Sincerely,

                                              /s/ Grabush, Newman & Co., P.A.

                                              GRABUSH, NEWMAN & CO., P.A.





Baltimore, Maryland
April 13, 1998